UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2024
________________________________________________________
Element Solutions Inc
________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36272		37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

500 East Broward Boulevard,		Suite 1860	33394
Fort Lauderdale,	Florida		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code:   (561) 207-9600

Not Applicable
________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 20, 2024, Element Solutions Inc ("Element Solutions") issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2023. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
To supplement financial measures prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), Element Solutions presents certain non-GAAP financial measures. Investors are encouraged to refer to the Non-GAAP Measures section in the press release for definitions and reconciliations of these non-GAAP measures.
The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of Element Solutions, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2024, the Board of Directors of Element Solutions (the "Board") appointed Richard L. Fricke as Senior Vice President, Electronics and as an executive officer of Element Solutions, effective immediately.

On February 13, 2024, the Board also appointed Matthew Liebowitz as Executive Vice President, Strategy and Head of Industrial & Specialty and as an executive officer of Element Solutions, effective immediately. Mr. Liebowitz replaces Michael Goralski whose retirement was previously announced.

Prior to his appointment, Mr. Fricke, age 52, had served in various leadership roles at Element Solutions: Senior Vice President, Electronic Solutions since January 2024; Senior Vice President, Semiconductor & Assembly Solutions from June 2022 to January 2024; and Vice President & General Manager, Semiconductor from April 2020 to June 2022. He joined Element Solutions with over 15 years of experience in the semiconductor industry, most recently as Vice President & General Manager of the Electronic Materials business of Honeywell International Inc. (“Honeywell”) from February 2017 to April 2020. Prior to this role, he served in various leadership positions at Honeywell, including as Vice President & General Manager of their Performance Materials and Technology (PMT) division for their Asia Pacific business. Before joining Honeywell in April 2011, Mr. Fricke was Senior Director, General Manager of the Implant & Advanced Material Solutions of ATMI, Inc. (now Entegris, Inc.) from 2006 to 2011 and Director, Global Marketing / Product Management at Danaher Corporation from 2002 to 2006. Mr. Fricke holds a B.A. in Biology from the University of Connecticut as well as an MBA from New York University’s Stern School of Business.

Until his appointment, Mr. Liebowitz, age 35, had served as Senior Vice President of Strategy and Integration of Element Solutions since June 2021 and previously as Vice President, Strategy & FP&A from January 2019 to June 2021; Director of Global FP&A from April 2017 to January 2019; and Associate Director of Special Projects from November 2015 to April 2017. In his prior roles, Mr. Liebowitz’s responsibilities included strategy deployment, corporate development, merger integration, capital markets, financial planning, investor relations and capital planning. Prior to joining Element Solutions in April 2015, Mr. Liebowitz held investing and research analyst positions at Nomura and UBS Investment Bank. He holds a B.S. in Finance from the University of Maryland.

There is no arrangement or understanding between either Mr. Fricke or Mr. Liebowitz and any other person pursuant to which they were appointed as executive officers of Element Solutions. There has been no transaction, or proposed transaction, since January 1, 2023, to which either Mr. Fricke or Mr. Liebowitz or any member of their respective immediate family had, or is to have, a direct or indirect material interest or any other related transaction with Element Solutions within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between either Mr. Fricke or Mr. Liebowitz and any of Element Solutions' other executive officers, directors or persons nominated or chosen by Element Solutions to become executive officers or directors.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Press release, dated February 20, 2024, relating to the financial results of Element Solutions for the fourth quarter and full year ended December 31, 2023 (furnished only)
104	Cover Page Interactive Data File (formatted as Inline XBRL)(furnished only)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT SOLUTIONS INC
(Registrant)
February 20, 2024	/s/ Michael Russnok
(Date)	Michael Russnok
Chief Accounting Officer